Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2021 (except for footnotes 1, 2, 3, and 12 to which our report date is July 15, 2021) relating to the consolidated financial statements of Global Crossing Airlines Group Inc. as of December 31, 2020 and 2019, and to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
November 22, 2021